UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 4, 2021

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2021, MacKenzie Realty Capital, Inc.’s (the “Company”) operating partnership, MacKenzie Realty Operating Partnership, LP (the “OP”) acquired a 90.0% limited liability company interest in Hollywood Hillview Owner, LLC, a Delaware limited liability company (“Hollywood”).  Hollywood owns 100% of the membership interests in PT Hillview GP, LLC (the “Property Owner”), which is a special purpose limited liability company formed to acquire, renovate, and own the 54-unit multifamily building located at 6533 Hollywood Blvd., Hollywood, Blvd., CA (the “Property”).  Property Owner also had previously entered into a loan agreement with Ladder Capital Finance, LLC in the amount of $17,500,000.

The OP agreed to invest approximately $7.6 million to acquire the interest in Hollywood.  The OP has entered into a joint venture operating agreement for Hollywood (the “Hollywood Agreement”).  The Hollywood Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.  Hollywood also entered into an operating agreement with Property Owner with customary provisions related to the operation of the Property (the “SPE Agreement”).

Under the Hollywood Agreement, the manager, True USA, LLC, has sole authority to make all decisions on behalf of Hollywood, except for certain major decisions that are reserved to the approval of the Class B Member, which is the OP, including but not limited to (i) the cause Property Owner to sell the Property, (ii) the incurrence of debt in excess of $1,000,000, (iii) the creation of any new entity, (iv) the filing or initiating a bankruptcy or similar creditor protection action, (v) making any assignment for the benefit Hollywood’s creditors, (vi) admitting in writing that Hollywood cannot pay its debts as they become due, (vii) the guaranty by Hollywood of any indebtedness of another, (viii) the compromise of the obligation of a member to make a capital contribution, (ix) the amendment of the Hollywood Agreement, and (x) removing True USA as manager.

The OP, in addition other distribution rights, has the right to a preferred return of $1.5 million of capital before True USA receives any return of capital.  The Company (along with three other principals of True USA) guaranteed: (1) the “Recourse Obligations” under the loan, which are triggered only if the borrower of the loan engages in “Bad Boy Acts” (such as fraud, intentional misrepresentation, willful misconduct, waste, conversion, intentional failure to pay taxes or maintain insurance, filing for bankruptcy, ADA noncompliance, and environmental contamination, etc.), (2) a “Debt Service and Carry Guaranty” under the loan, which guarantees the payment of interest on the loan and other “Basic Carrying Costs”, and (3) a “Guaranty of Completion” guaranteeing that the redevelopment work contracted to be performed will be completed as agreed.  The Company was comfortable issuing such guarantees because the loan provides for a substantial “Carrying Costs” reserve and for the full funding of the construction contract, which is subject to a guaranteed maximum price.

The foregoing descriptions of the Hollywood Agreement and SPE Agreement are only a summary, do not purport to be complete and are qualified in its entirety by reference to the full text of the Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

The following table provides information regarding the Property as of August 1, 2021:

Property Name	Sector	Location	Square Feet	Units	Percentage Leased	Annual Base Rent	Monthly Base Rent/Occupied Unit
Hollywood Hillview Property	Multi-Family Residential	Hollywood, CA	63,374	54	24%	$520,170	$1,759.77

Item 7.01 Regulation FD Disclosure.

On or about October 30, 2021, MacKenzie Realty Capital, Inc., will mail a letter to stockholders accompanying the Third Calendar Quarter 2021 dividend.

The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

Third Calendar Quarter 2021 Dividend

Mackenzie Realty Capital, Inc. is pleased to announce an increase in our regular quarterly dividend, now at the rate of $0.07 per share.  The Board hopes to continue to raise this rate in future quarters.  The dividend will be payable to shareholders of record September 30, 2021, and it will be paid on or about October 30, 2021.  As with the previous quarter, we have mainly been focused on consolidating our previously existing investments under our control.  On September 10, the sale of the Bishop Berkeley apartment complex closed for $10.25 million.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, and its other filings with the Securities and Exchange Commission.

Share Repurchase Plan

On September 13, 2021, the Board of Directors of the Company approved the Company’s Share Repurchase Plan (the “SRP”). The SRP (1) currently limits repurchase requests to death and qualifying disability only; (2) sets a limit on the amount of repurchases by the Company in any calendar year of 5.0% of the weighted average number of Shares outstanding in the prior calendar year (3) sets a limit on the number of Shares repurchased during any calendar year to the proceeds available from sales of Common Stock under our DRIP; and (4) set the repurchase price to an amount equal to the most recent publicly disclosed estimated value per share as determined by the Board (the “NAV”).

Further, the SRP provides that in the event the Company is unable to process all repurchases requests in any quarter, pending requests will be honored among all requests for repurchases in any given repurchase period as follows: (i) first, pro rata as to repurchases sought upon a stockholder’s death or disability; and (ii) next, if open to ordinary repurchases, pro rata, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total funds available for repurchases. Requests not fulfilled in one quarter will automatically be carried forward to the next quarter, unless such request is revoked, and will receive priority over requests made in the carryover quarter. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.

The foregoing description of the SRP does not purport to be complete and is subject to, and qualified by its entirety by, the SRP that is filed as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by reference.

This Form 8-K does not constitute an offer to purchase or sell Mackenzie securities, and no securities can be subscribed from the Offering Circular until it is qualified, nor should the Offering Circular be relied upon for any investment decision prior to qualification. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.  A copy of the preliminary Offering Circular that forms a part of the Offering Statement may be obtained on the SEC’s website: https://www.sec.gov/Archives/edgar/data/1550913/000155091321000044/mrc091221form1aa.htm.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Limited Liability Company Agreement of Hollywood Hillview Owner, LLC dated September 30, 2021
10.2	Limited Liability Company Agreement of PT Hillview GP, LLC dated September 30, 2021
99.1	Letter to stockholders regarding 3rd Quarter 2021 dividend
99.2	Share Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: October 5, 2021	By:	/s/ Robert Dixon
Robert Dixon
President